     As filed with the Securities and Exchange Commission on July 3, 1996.
                                                      Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                ---------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         CATALINA MARKETING CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                         33-0499007
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

       11300 9TH STREET NORTH                            33716-2329
       ST. PETERSBURG, FLORIDA                           (Zip Code)
(Address of Principal Executive Offices)


                         CATALINA MARKETING CORPORATION
                           DEFERRED COMPENSATION PLAN
                              (Full Title of Plan)

       Philip B. Livingston      Please address a copy of all communications to:
      Chief Financial Officer
   Catalina Marketing Corporation                  Barry A. Brooks
      11300 9th Street North              Paul, Hastings, Janofsky & Walker
   St. Petersburg, Florida 33716                 Thirty-First Floor
(Name and address of agent for service)           399 Park Avenue
                                               New York, NY 10022-4697
                                            Telephone:  (212) 318-6000
          (813) 579-5000
(Telephone number, including area code,
       of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: By Catalina Marketing Corporation in accordance with the terms of the Deferred Compensation Plan after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.    [X]

                              CALCULATION OF REGISTRATION FEE
                              -------------------------------
===============================================================================
                                         PROPOSED       PROPOSED
TITLE OF                                 MAXIMUM        MAXIMUM
SECURITIES                 AMOUNT        OFFERING      AGGREGATE     AMOUNT OF
TO BE                      TO BE           PRICE        OFFERING    REGISTRATION
REGISTERED               REGISTERED(3)   PER SHARE (3)  PRICE (3)        FEE
- -------------------------------------------------------------------------------
DEFERRED COMPENSATION
 PLAN OBLIGATIONS (1)    $20,000,000         100%       $20,000,000     $6,897

COMMON STOCK
$0.01 PAR VALUE
PER SHARE (2)                350,000
===============================================================================
(1) The Registrant's Deferred Compensation Plan (the "Plan") Obligations are unsecured obligations of the Registrant to pay benefits in the future in accordance with the terms of the Plan to a select group of eligible employees and directors.

(2) Represents the presumed maximum number of shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"), that may be issued and sold by the Registrant under the Plan. These shares will be issued for no additional consideration and, therefore, no additional fee is required. In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(3) Estimated solely for the purpose of determining the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are incorporated herein by reference:

          (a) The Registrant's annual report on Form 10-K for the fiscal year ended March 31, 1996 filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) The Registrant's current report on Form 8-K dated April 25, 1996 and Amendment No. 1 thereto filed pursuant to the Exchange Act;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

          (d) The description of the Registrant's common stock, $0.01 par value per share (the "Common Stock"), contained in its registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Common Stock
          ------------

          The shares of the Registrant's Common Stock being offered pursuant to the Deferred Compensation Plan (the "Plan") have been registered under Section 12 of the Exchange Act.

     Deferred Compensation Plan Obligations
     --------------------------------------

     Pursuant to the terms of the Plan, eligible employees and directors (each a "Participant") of the Registrant may defer a specified percentage of their salary, bonus, commissions, director's fees, Option Profit (as defined in the Plan) and stock grants received under the 1992 Director Grant Plan. Such amounts deferred under the Plan are referred to herein as "Deferred Compensation Plan Obligations". Deferred Compensation Plan Obligations of the Registrant under the Plan will be unsecured general obligations of the Registrant to pay the deferred compensation in the future in accordance with the terms of the Plan and will rank equally with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding. Other than deferred amounts invested in Common Stock unit accounts created under the Plan, the amounts of salary, bonus, commissions and directors fees to be deferred by a Participant, together with any matching contributions made by the Registrant, will be invested in one or more investment alternatives selected by the deferring Participant in accordance with the terms of the Plan. Investment alternatives include a variety of stock and bond funds. Upon a payment event, amounts deferred together with vested matching contributions will be denominated and paid in United States dollars.

     All stock grants and Option Profit deferred pursuant to the Plan will be invested in Common Stock unit accounts maintained under the Plan. Further, a Participant may elect to deposit fifty percent of any deferred bonus and commissions into a Common Stock unit account. Directors may also elect to invest deferred directors fees in Common Stock unit accounts. All such amounts invested in Common Stock unit accounts will be credited with an amount equal to each dividend declared and paid on shares of the Registrant's Common Stock, which amount shall be deemed invested in Common Stock units. Such accounts shall also be adjusted to take into account any stock dividend, stock split or other similar transaction relating to the Registrant's Common Stock. Common Stock unit accounts will not entitle Participants to vote on matters presented to the stockholders of the Registrant. Upon a payment event under the Plan, amounts invested in a Common Stock unit account will be paid in shares of Common Stock of the Registrant.

     Generally, the Deferred Compensation Plan Obligations are not subject to withdrawal, in whole or in part, by Participants except upon certain specified events, including termination of employment, retirement, disability or death. The Deferred Compensation Plan Obligations are not subject to redemption by the Registrant at its option, or through operation of any mandatory or optional sinking fund or analogous provisions. The Registrant reserves the right to amend or terminate the Plan at any time, except that no such event or termination may adversely affect the right of a Participant to the balance of his or her accounts as of the date of such amendment or termination.

     Generally, a Participant's right or the right of any other person to receive payment of the Deferred Compensation Plan Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged or encumbered except by a written designation by a beneficiary under the Plan. However, if a Participant is terminated for certain reasons as designated under the Plan, such Participant will forfeit all matching contributions made by the Registrant under the Plan which have not fully vested as of such time.

     The Deferred Compensation Plan Obligations are not convertible into another security of the Company; provided that amounts deposited in Common Stock unit accounts maintained under the Plan will be paid in shares of Common Stock. The Deferred Compensation Plan Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Deferred Compensation Plan Obligations, and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consent waivers or amendments pertaining to the Deferred Compensation Plan Obligations, enforcing covenants and taking action upon a default.

          The Registrant has established a "rabbi trust" to assist the Registrant with its obligations to make payments under the Plan. Participants in the Plan have no rights to any assets held by the rabbi trust, except as general creditors of the Registrant. Assets of the rabbi trust will at all times be subject to the claims of the Registrant's general creditors.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant's Restated Certificate of Incorporation and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including under circumstances in which indemnification is otherwise discretionary. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

          These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under the Delaware Law. In addition, each director is subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware Law. These provisions also do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          As permitted by its Restated Bylaws, the Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          The exhibits filed as part of this Registration Statement are as follows:


Exhibit Number           Description of Exhibit
- --------------           ----------------------

     4    The Catalina Marketing Corporation Deferred Compensation Plan.

     5 Opinion of Paul, Hastings, Janofsky & Walker as to the legality of the securities registered hereunder.

     23.1 Consent of Arthur Andersen LLP, Independent Public Accountants, relating to the use of their report contained in Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

     23.2 Consent of Paul, Hastings, Janofsky & Walker to the filing and use of their opinion relating to the legality of the securities. Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

     24 Power of Attorney authorizing Philip B. Livingston and George W. Off to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on signature page of Registration Statement).

ITEM 9.   UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions pursuant to which the directors, officers or controlling persons may be indemnified by the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 1st day of July, 1996.


                                    CATALINA MARKETING CORPORATION
                                    (REGISTRANT)



                                    BY:        /S/ PHILIP B. LIVINGSTON
                                       -----------------------------------------
                                                 Philip B. Livingston,
                                       Senior Vice President and Chief Financial
                                       Officer


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip B. Livingston and George W. Off, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         SIGNATURE                         TITLE                   DATE
- ----------------------------  -------------------------------  ------------

/s/ Tommy D. Greer             Chairman of the Board           July 1, 1996
- ----------------------------
Tommy D. Greer

/s/ George W. Off              Chief Executive Officer,        July 1, 1996
- ----------------------------   President and Director
George W. Off                  (Principal Executive and
                               Operating Officer)

/s/ Phillip B. Livingston      Senior Vice President and       July 1, 1996
- ----------------------------   Chief
Philip B. Livingston           Financial Officer

/s/ Robert A. Busch            Corporate Controller and        July 1, 1996
- ----------------------------   Principal Accounting Officer
Robert A. Busch

/s/ Frank H. Barker            Director                        July 1, 1996
- ----------------------------
Frank H. Barker

/s/ Frederick W. Beinecke      Director                        July 1, 1996
- ----------------------------
Frederick W. Beinecke

/s/ Patrick W. Collins         Director                        July 1, 1996
- ----------------------------
Patrick W. Collins

/s/ Stephen I. D'Agostino                Director              July 1, 1996
- ----------------------------
Stephen I. D'Agostino

                                         Director                    , 1996
- ----------------------------                                   ------
Thomas G. Mendell

/s/ Helene Monat                         Director              July 1, 1996
- ----------------------------
Helene Monat
                                         Director                    , 1996
- ----------------------------                                   ------
Thomas W. Smith

/s/ Michael B. Wilson                    Director              July 1, 1996
- ----------------------------
Michael B. Wilson

                                 EXHIBIT  INDEX
                                 --------------


  Exhibit            Description
  -------            -----------

     4    The Catalina Marketing Corporation Deferred Compensation Plan.

     5 Opinion of Paul, Hastings, Janofsky & Walker as to the legality of the Securities registered hereunder.

     23.1 Consent of Arthur Andersen LLP, Independent Public Accountants, relating to the use of their report contained in Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

     23.2 Consent of Paul, Hastings, Janofsky & Walker to the filing and use of their opinion relating to the legality of the securities. Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

     24 Power of Attorney authorizing Philip B. Livingston and George W. Off to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on signature page of Registration Statement).